                                                           Exhibit 99.B(d)(6)(i)

                               AMENDED SCHEDULE A

                                     TO THE

                AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

                              ING SERIES FUND, INC.

                            OPERATING EXPENSE LIMITS

                                                                        MAXIMUM OPERATING EXPENSE LIMIT
NAME OF FUND                                                        (AS A PERCENTAGE OF AVERAGE NET ASSETS)
------------                                                        ---------------------------------------
Brokerage Cash Reserves                                                              0.95%
Initial Term Expires August 1, 2006
                                                                                    CLASSES
                                                                                    -------
                                                            A          B          C          I          O          R
                                                            -          -          -          -          -          -
ING 130/30 Fundamental Research Fund                      1.40%      2.15%      2.15%      1.15%       N/A        N/A
Initial Term Expires May 1, 2007

ING Classic Index Plus Fund                               0.95%       N/A        N/A        N/A        N/A        N/A
Term Expires October 1, 2006

ING Global Science and Technology Fund                    1.75%      2.50%      2.50%      1.50%      1.75%       N/A
Initial Term Expires March 1, 2006

ING Index Plus LargeCap Fund                              0.95%      1.70%      1.45%      0.70%      0.95%      1.20%
Initial Term Expires October 1, 2006

ING Index Plus MidCap Fund                                1.00%      1.75%      1.50%      0.75%      1.00%      1.25%
Initial Term Expires October 1, 2006

ING Index Plus SmallCap Fund                              1.00%      1.75%      1.50%      0.75%      1.00%      1.25%
Initial Term Expires October 1, 2006

ING International Growth Fund                             1.60%      2.35%      2.35%      1.35%      1.60%       N/A
Initial Term Expires March 1, 2006

ING Small Company Fund                                    1.50%      2.25%      2.25%      1.25%      1.50%       N/A
Initial Term Expires October 1, 2006

ING Strategic Allocation Balanced Fund                    1.20%      1.95%      1.95%      0.95%      1.20%       N/A
Initial Term Expires October 1, 2006

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

                                                                        MAXIMUM OPERATING EXPENSE LIMIT
                                                                    (AS A PERCENTAGE OF AVERAGE NET ASSETS)
NAME OF FUND                                                                        CLASSES
------------                                                        ---------------------------------------
                                                            A          B          C          I          O          R
                                                            -          -          -          -          -          -
ING Strategic Allocation Growth Fund                      1.25%      2.00%      2.00%      1.00%      1.25%       N/A
Initial Term Expires October 1, 2006

ING Strategic Allocation Income Fund                      1.15%      1.90%      1.90%      0.90%      1.15%       N/A
Initial Term Expires October 1, 2006

                                                                                                                 H.E.
                                                                                                                -----
                                                                                                                  HE

Effective Date: April 11, 2006


* This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

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